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                   CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of The Network Connection, Inc. on Form S-3 of our report dated March 25, 1998, on our audits of the consolidated financial statements of The Network Connection, Inc. as of December 31, 1997, and for the years ended December 31, 1997 and 1996, which report is included in the Company's Annual Report on Form 10-KSB. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data."



                                       COOPERS & LYBRAND L.L.P.

Atlanta, Georgia
April 29, 1998